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                                                                   EXHIBIT 10.5




                             HEALTHCARE REALTY TRUST




                    NON-QUALIFIED DEFERRED COMPENSATION PLAN









                           Effective - January 1, 1999





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                             HEALTHCARE REALTY TRUST

                     NON-QUALIFIED DEFERRED COMPENSATION PL

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                                                               Table of Contents
                                                               -----------------
ARTICLE I

SUMMARY
    1.1 Statement of Purpose                                            5

ARTICLE II

DEFINITIONS
    2.1 Account                                                         5
    2.2 Base Salary                                                     5
    2.3 Beneficiary                                                     5
    2.4 Board                                                           5
    2.5 Bonus                                                           5
    2.6 Code                                                            6
    2.7 Committee                                                       6
    2.8 Compensation                                                    6
    2.9 Company                                                         6
    2.10 Credited Service                                               6
    2.11 Deferral Account                                               6
    2.12 Deferral Benefit                                               6
    2.13 Deferral Election                                              6
    2.14 Disability                                                     6
    2.15 Early Retirement                                               6
    2.16 Eligible Employee                                              7
    2.17 Employer                                                       7
    2.18 Hardship Withdrawal                                            7
    2.19 Investment Return Rate                                         7
    2.20 Participant                                                    7
    2.21 Participation Agreement                                        7
    2.22 Plan                                                           7
    2.23 Plan Year                                                      7
    2.24 Retirement                                                     7
    2.25 Selected Affiliate                                             8
    2.26 Trust                                                          8
    2.27 Valuation Date                                                 8

ARTICLE III

ELIGIBILITY AND PARTICIPATION
    3.1 Eligibility                                                     8
    3.2 Participation                                                   8
    3.3 Change in Participation Status                                  8

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
    3.4 Ineligible Participant                                          9

ARTICLE IV

DEFERRAL OF COMPENSATION

    4.1 Amount of Deferral                                              9
    4.2 Crediting Deferred Compensation                                 9

ARTICLE V

BENEFIT ACCOUNTS
    5.1 Valuation of Account                                            9
    5.2 Crediting of Investment Return                                  9
    5.3 Statement of Accounts                                           10
    5.4 Vesting of Account                                              10
    5.5 Investment Vehicles                                             10
    5.6 Establishment of "Rabbi Trust"                                  10

ARTICLE VI

PAYMENT OF BENEFITS
    6.1 Payment of Deferral Benefit upon Death, Disability or           11
    Retirement
    6.2 Payment of Deferral Benefit upon Termination                    11
    6.3 Payments to Beneficiaries                                       11
    6.4 Hardship Withdrawal                                             11
    6.5 Form of Payment                                                 12
    6.6 Commencement of Payments                                        12
    6.7 Small Benefit                                                   12

ARTICLE VII

BENEFICIARY DESIGNATION
    7.1 Beneficiary Designation                                         12
    7.2 Change of Beneficiary Designation                               13
    7.3 No Designation                                                  13
    7.4 Effect of Payment                                               13

ARTICLE VIII

ADMINISTRATION

    8.1 Committee                                                       13
    8.2 Agents                                                          13
    8.3 Binding Effect of Decisions                                     13
    8.4 Indemnification of Committee                                    13

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

ARTICLE IX

AMENDMENT AND TERMINATION OF PLAN
    9.1 Amendment                                                       14
    9.2 Termination                                                     14
    9.3 Change of Control                                               14

ARTICLE X

MISCELLANEOUS
    10.1 Funding
    10.2 Nonassignability                                               14
    10.3 Captions
    10.4 Governing Law                                                  15
    10.5 Successors                                                     15
    10.6 Right to Continued Service                                     15
    10.7 Claims Procedure                                               15

EXHIBIT A                                                               17

EXHIBIT B                                                               18

EXHIBIT C                                                               19

EXHIBIT D                                                               20

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                                    ARTICLE I

1.1 STATEMENT OF PURPOSE

This is the Healthcare Realty Trust Non-Qualified Deferred Compensation Plan
(the "Plan") made in the form of this Plan and in related agreements between the Employer and certain management or highly compensated employees. The purpose of the Plan is to provide management and highly compensated employees of the Employer with the option to defer the receipt of portions of their compensation payable for services rendered to the Employer. It is intended that the Plan will assist in attracting and retaining qualified individuals to serve as officers and managers of the Employer. The Plan is effective as of January 1, 1999.

                                   ARTICLE II

DEFINITIONS

When used in this Plan and initially capitalized, the following words and phrases shall have the meanings indicated:

2.1 ACCOUNT.

"Account" means the sum of a Participant's Deferral Account.

2.2 BASE SALARY.

"Base Salary" means a Participant's base earnings paid by an Employer to a Participant without regard to any increases or decreases in base earnings as a result of (i) an election to defer base earnings under this Plan or (ii) an election between benefits or cash provided under a Plan of an Employer maintained pursuant to Section 125 or 401(k) of the Code and as limited in Exhibit B attached hereto.

2.3 BENEFICIARY.

"Beneficiary" means the person or persons designated or deemed to be designated by the Participant pursuant to Article VII to receive benefits payable under the Plan in the event of the Participant's death.

2.4 BOARD.

"Board" means the Board of Directors of the Company.

2.5 BONUS

"Bonus" means a Participant's earnings, other than base earnings, paid by an Employer to a Participant as incentive compensation without regard to any increases or decreases in such earnings as a result of (i) an election to defer such earnings under this Plan or (ii) an election between benefits or cash provided under a Plan of an Employer maintained pursuant to Section 125 or 401
(k) of the Code and as limited in Exhibit B attached hereto.




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2.6 CODE.

"Code" means the Internal Revenue Code of 1986, as amended.

2.7 COMMITTEE.

"Committee" has the meaning set forth in Section 8.1.

2.8 COMPENSATION.

"Compensation" means the Base Salary and Bonus payable with respect to an Eligible Employee for each plan year.

2.9 COMPANY.

"Company" means Healthcare Realty Trust, Selected Affiliate companies and any successor thereto.

2.10 CREDITED SERVICES.

"Credited Service" means the sum of all periods of a Participant's employment by the Company or a Selected Affiliate for which service credit is given under the Healthcare Realty Trust 401 (k) Plan.

2.11 DEFERRAL ACCOUNT.

"Deferral Account" means the account maintained on the books of the Employer for the purpose of accounting for the amount of Compensation that each Participant elects to defer under the Plan and for the amount of investment return credited thereto for each Participant pursuant to Article V.

2.12 DEFERRAL BENEFIT.

"Deferral Benefit" means the benefit payable to a Participant or his or her Beneficiary pursuant to Article VI.

2.13 DEFERRAL ELECTION.

"Deferral Election" means the written election made by a Participant to defer
Compensation pursuant to Article IV.

2.14 DISABILITY.

"Disability" means a Participant's Disability as defined under the Company's
Long Term Disability Plan or its successors.

2.15 EARLY RETIREMENT.

"Early Retirement" will be as set forth in any Company retirement plan applicable to a Participant or otherwise as granted by the Committee at its sole discretion.



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2.16 ELIGIBLE EMPLOYEE.

"Eligible Employee" means a highly compensated or management employee of the Company who is designated by the Committee, by name or group or description, in accordance with Section 3.1 as eligible to participate in the Plan.

2.17 EMPLOYER.

"Employer" means, with respect to a Participant, the Company or the Selected
Affiliate which pays such Participant's Compensation.

2.18 HARDSHIP WITHDRAWAL.

"Hardship Withdrawal" has the meaning set forth in Section 6.5.

2.19 INVESTMENT RETURN RATE.

"Investment Return Rate" means:

         (a) In the case of an investment named in Exhibit C of a fixed income nature, the interest deemed to be credited,

         (b) In the case of an investment named in Exhibit C of an equity investment nature, the increase and decrease in deemed value and dividends deemed to be credited.

2.20 PARTICIPANT.

"Participant" means any Eligible Employee who elects to participate by filing a Participation Agreement or who is automatically enrolled as provided in Section
3.2.

2.21 PARTICIPATION AGREEMENT.

"Participation Agreement" means the agreement filed by a Participant, in the form prescribed by the Committee, pursuant to Section 3.2.

2.22 PLAN.

"Plan" means the Healthcare Realty Trust Non-Qualified Deferred Compensation
Plan, as amended from time to time.

2.23 PLAN YEAR.

"Plan Year" means a twelve-month period commencing January 1 and ending the following December 31.

2.24 RETIREMENT.

"Retirement" means the termination of a Participant who has retired on any date permitted for retirement pursuant to any Company retirement plan applicable to such Participant or otherwise has reached age 65.



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 2.25  SELECTED AFFILIATE.

 "Selected Affiliate" means (1) any company in an unbroken chain of companies beginning with the Company if each of the companies other than the last company in the chain owns or controls, directly or indirectly, stock possessing not less than 50 percent of the total combined voting power of all classes of stock in one of the other companies, or (2) any partnership or joint venture in which one or more of such companies is a partner or venturer, each of which shall be selected by the Committee.

 2.26 TRUST.

 "Trust" has the meaning set forth in Section 5.6.

 2.27 VALUATION DATE.

 "Valuation Date" means a date on which the amount of a Participant's Account is valued as provided in Article V. The Valuation Date shall be the last day of each month and any other date determined by the Committee.

                                   ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.1 ELIGIBILITY.

Eligibility to participate in the Plan is limited to Eligible Employees. From time to time, and subject to Section 3.4, the Committee shall prepare, and attach to the Plan as Exhibit D, a complete list of the Eligible Employees, by individual name or by reference to an identifiable group of persons or by descriptions of the components of compensation of an individual which would qualify individuals which are eligible to participate and all of whom shall be a select group of management or highly compensated employees.

3.2 PARTICIPATION.

Participation in the Plan shall be limited to Eligible Employees who elect to participate in the Plan by filing a Participation Agreement with the Committee.
An Eligible Employee shall commence participation in the Plan upon the first day of his or her first payroll period following the receipt of his or her Participation Agreement by the Committee.

3.3 CHANGE IN PARTICIPATION STATUS.

During the election period each December, a Participant may change a previously elected percentage of deferral of total compensation or elect to terminate his or her participation in the Plan. Changes will only become effective as of the beginning of the next Plan Year following receipt of the change in election by the Committee and in accordance with the Company's prevailing administrative procedures. Amounts credited to such Participant's Account with respect to periods prior to the effective date of such termination shall continue to be payable pursuant to, receive investment credit on, and otherwise be governed by, the terms of the Plan.


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3.4 INELIGIBLE PARTICIPANT.

Notwithstanding any other provisions of this Plan to the contrary, if the Committee determines that any Participant may not qualify as a "select group of management or highly compensated employee" within the meaning of the Employee
Retirement Income Security Act of 1974, as amended ("ERISA"), or regulations thereunder, the Committee may determine, in its sole discretion, that such Participant shall cease to be eligible to participate in this Plan. Upon such determination, any future Participant's contributions to the Plan will cease, however, the Participants existing account balance will be maintained in the same manner as other Plan Participants.

                                   ARTICLE IV

DEFERRAL OF COMPENSATION

4.1 AMOUNT OF DEFERRAL.

With respect to each Plan Year, a Participant may elect to defer a specified percentage of his or her Compensation up to the percentage of compensation defined and the terms described in Exhibit B attached hereto.

4.2 CREDITING REFERRED COMPENSATION.

The amount of Compensation that a Participant elects to defer under the Plan shall be credited by the Employer to the Participant's Deferral Account periodically, the frequency of which will be determined by the Committee, but which crediting shall occur no later than 30 days following the date upon which such Compensation would have otherwise been paid by the Employer to the Participant. To the extent that the Employer is required to withhold any taxes or other amounts from a Participant's deferred Compensation pursuant to any state, federal or local law, such amounts shall be withheld only from the Participant's compensation before such amounts are credited.

                                    ARTICLE V

BENEFIT ACCOUNTS

5.1 VALUATION OF ACCOUNT.

As of each Valuation Date, a Participant's Account shall consist of the balance of the Participant's Account as of the immediately preceding Valuation Date, plus the Participant's Deferred Compensation credited pursuant to Section 4.2 since the immediately preceding Valuation Date, plus investment return credited as of such Valuation Date pursuant to Section 5.2, minus the aggregate amount of distributions, if any, made from such Account since the immediately preceding
Valuation Date.

5.2 CREDITING OF INVESTMENT RETURN.

As of each Valuation Date, each Participant's Deferral Account shall be increased by the amount of investment return earned since the immediately preceding Valuation Date. Investment return shall be credited at the Investment
Return Rate as of such Valuation Date based on the average balance of the Participant's Deferral Account, since the immediately preceding Valuation Date, but after such Accounts have been adjusted for any contributions or distributions to be credited or deducted for such period.



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Investment return for the period prior to the first Valuation Date applicable to a Deferral Account shall be deemed earned ratably over such period. Until a Participant or his or her Beneficiary receives his or her entire Account, the unpaid balance thereof shall earn an investment return as provided in this
Section 5.2.

5.3 STATEMENT OF ACCOUNTS.

The Committee shall provide to each Participant, within 30 days after the close of each calendar quarter, a statement setting forth the balance of such Participant's Account as of the last day of the preceding calendar quarter and showing all adjustments made thereto during such calendar quarter.

5.4 VESTING OF ACCOUNT.

Except as provided in Sections 10.1 and 10.2, a Participant shall be 100% vested in his or her Deferral Account at all times.

5.5 INVESTMENT VEHICLES.

The Company may select investment vehicles owned as general assets by the Company or as assets of a trust described in Section.10.1 to establish the Investment Return Rate. The deemed investment vehicles are set forth in Exhibit
C, which the Company may amend from time to time in its sole discretion.

A Participant may request the Company to make deemed investments of the credit balance of his Deferral Account in one or more of such investment vehicles. A
Participant may change the deemed investment of his Deferral Account or change the deemed investment of his existing Deferral Account balance may differ from the deemed investment of future amounts credited to the Deferral Account. Such changes shall be made in accordance with procedures as the Committee may establish from time to time. Such procedures may regulate the frequency of such changes and the form of notice required to make such election or changes. The
Committee may also establish a deemed investment, which shall apply if the Participant makes no election.

The effective date of any change shall be the date for which the appropriate direction to the Company or its designee has been properly received in accordance with the procedures established by the Committee. The Committee shall have the right to refuse to honor any Participant direction related to investments or withdrawals, including transfers among investment options, where necessary or desirable to assure compliance with applicable law including U.S.
and other securities laws. However, neither the Company nor the Committee assumes any responsibility for compliance by officers or others with any such laws, and any failure by the Company or the Committee to delay or dishonor any such direction shall not be deemed to increase the Company's legal obligations to the Participant or third parties.

5.6 ESTABLISHMENT OF "RABBI TRUST"

The Company shall establish a rabbi trust, which is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly. The Company shall make regular deposits into the Trust in order to finance its obligations to Participants, the frequency of which deposits will be determined by the Committee, but which shall occur no later than the latest date upon which deferred compensation may be credited to Participants' Accounts pursuant to
Section 4.2. Such deposits will be invested in accordance with the provisions of
Section 5.5 as soon as practicable. The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of



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

Company and shall be used exclusively for the uses and purposes of Participants and general creditors. Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under this Plan document and the Trust agreement shall be mere unsecured contractual rights of Participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of insolvency of the Company.

                                   ARTICLE VI

PAYMENT OF BENEFITS

6.1 PAYMENT OF DEFERRAL BENEFIT UPON DEATH, DISABILITY OR RETIREMENT.

Upon the death, Disability, Early Retirement; or Retirement of a Participant, the Employer shall pay to the Participant or his Beneficiary a Deferral Benefit equal to the balance of his or her vested Account determined pursuant to Article
V, less any amounts previously distributed, based on his written election pursuant to Section 6.5.

6.2 PAYMENT OF DEFERRAL BENEFIT UPON TERMINATION.

Upon the termination of service of the Participant as an employee of the Employer and all Selected Affiliates for reasons other than death, Disability, or Retirement, the Employer shall pay to the Participant a Deferral Benefit in a lump sum equal to the balance of his or her vested Account determined pursuant to Article V, less any amounts previously distributed, as soon as administratively practical.

6.3 PAYMENTS TO BENEFICIARIES.

In the event of the Participant's death prior to his or her receipt of all elected annual installments, his or her Beneficiary will receive the remaining annual installments at such times as such installments would have become distributable to the Participant.

6.4 HARDSHIP WITHDRAWAL.

In the event that the Committee, under written request of a Participant, determines, in its sole discretion, that the Participant has suffered an unforeseeable financial emergency, the Employer shall pay to the Participant, as soon as practicable following such determination, an amount necessary to meet the emergency (the "Hardship Withdrawal"), but not exceeding the aggregate balance of such Participant's Deferral Account as of the date of such payment.
For purposes of this Section 6.4, an "unforeseeable financial emergency" shall mean an event that the Committee determines to give rise to an unexpected need for cash arising from an illness, casualty loss, sudden financial reversal or other such unforeseeable occurrence. Amounts of Hardship Withdrawal may not exceed the amount the Committee reasonably determines to be necessary to meet such emergency needs (including taxes incurred by reason of a taxable distribution). The amount of the Deferral Benefit otherwise payable under the Plan to such Participant shall be adjusted to reflect the early payment of the Hardship Withdrawal.



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6.5 FORM OF PAYMENT.

The Deferral Benefit payable pursuant to Section 6.1 shall be paid in one of the following forms, as elected by the Participant in his or her Participant
Agreement on file as of one (1) year and one (1) day prior to the year of death, disability or retirement:

          (a) Annual payments of a fixed amount which shall amortize the vested Account balance of the payment commencement date over a period of five (5) or ten (10) years (together, in the case of each annual payment, with interest thereon credited after the payment commencement date pursuant to Section 5.2).

         (b)      A lump sum as soon as administratively practical.

In the event a Participant fails to make a distribution election, his or her vested Account Balance shall be distributed as a lump sum distribution as soon as administratively practical after his or her death, disability or retirement.

6.6 COMMENCEMENT OF PAYMENTS

Commencement of payments under Section 6.1 of the Plan shall begin within ninety days following an event which entitles a Participant (or a Beneficiary) to payments in lump sum under the Plan or in the January following the event for annual payment.

6.7 SMALL BENEFIT.

In the event the Committee determines that the balance of a Participant's
Account is less than $5,000 at the time of commencement of payments, or the portion of the balance of the Participant's Account payable to any Beneficiary is less than $5,000 at the time of commencement of payments, the Committee may inform the Employer, and the Employer, in its discretion, may choose to pay the benefit in the form of a lump sum payment, notwithstanding any provision of the Plan or a Participant election to the contrary. Such lump sum payment shall be equal to the balance of the Participant's Account or the portion thereof payable to a Beneficiary.

                                   ARTICLE VII

BENEFICIARY DESIGNATION

7.1 BENEFICIARY DESIGNATION.

Each Participant shall have the sole right, at any time, to designate any person or persons as his or her Beneficiary to whom payment under the Plan shall be made in the event of his or her death prior to complete distribution to the Participant of his or her Account. Any Beneficiary designation shall be made in a written instrument provided by the Committee. All Beneficiary designations must be filed with the Committee and shall be effective only when received in writing by the Committee.



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7.2 CHANGE OF BENEFICIARY DESIGNATION.

Any Beneficiary designation may be changed by a Participant by the filing of a new Beneficiary designation, which will cancel all Beneficiary designations previously filed. The designation of a Beneficiary may be made or changed at any time without the consent of any person.

7.3 NO DESIGNATION.

If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant, then the Participant's designated Beneficiary shall be deemed to be the Participant's estate.

7.4 EFFECT OF PAYMENT.

Payment of the Deferral Benefit to a Participant's Beneficiary (or, upon the death of a primary Beneficiary, to the contingent Beneficiary or, if none, to the Participant's estate) shall completely discharge the Employer's obligations under the Plan.

                                  ARTICLE VIII

ADMINISTRATION

8.1 COMMITTEE.

Members of the Committee for the Healthcare Realty Trust Non-Qualified Deferred
Compensation Plan are listed on Exhibit A. The Committee shall have complete discretion to i) supervise the administration and operation of the Plan, ii) adopt rules and procedures governing the Plan from time to time, and iii) shall have authority to give interpretive rulings with respect to the Plan.

8.2 AGENTS.

The Committee may appoint an individual, who may be an employee of the Company, to be the Committee's agent with respect to the day-to-day administration of the Plan. In addition, the Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

8.3 BINDING EFFECT OF DECISIONS.

Any decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan shall be final and binding upon all persons having any interest in the Plan.

8.4 INDEMNIFICATION OF COMMITTEE.

The Company shall indemnify and hold harmless the members of the Committee and their duly appointed agents under Section 8.2 against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to the Plan, except in the case of gross negligence or willful misconduct by any such member or agent of the Committee.



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                                   ARTICLE IX

AMENDMENT AND TERMINATION OF PLAN

 9.1 AMENDMENT.

 The Company, on behalf of itself and of each Selected Affiliate may at any time amend, suspend or reinstate any or all of the provisions of the Plan, except that no such amendment, suspension or reinstatement may adversely affect any Participant's Account, as it existed as of the day before the effective date of such amendment, suspension or reinstatement, without such Participant's prior written consent. The Committee or its delegate as the case may be, in its sole discretion, may accelerate the date of payment of a Participant's Account.
 Written notice of any amendment or other action with respect to the Plan shall be given to each Participant.

 9.2 TERMINATION.

 The Company, on behalf of itself and of each Selected Affiliate, in its sole discretion, may terminate this Plan at any time and for any reason whatsoever.
 Upon termination of the Plan, the Committee shall take those actions necessary to administer any Accounts existing prior to the effective date of such termination; provided, however, that a termination of the Plan shall not adversely affect the value of a Participant's Account, as it existed as of the day before the effective date of such termination, or the timing or method of distribution of a Participant's Account, without the Participant's prior written consent. Notwithstanding the foregoing, a termination of the Plan shall not give rise to accelerated or automatic vesting of any Participant's Account.

 9.3 CHANGE OF CONTROL.

 Upon a change of control, the plan is to be terminated with all benefits to be distributed to participants in a lump sum.

                                    ARTICLE X

MISCELLANEOUS

10.1 FUNDING.

Participants, their Beneficiaries, and their heirs, successors and assigns, shall have no secured interest or claim in any property or assets of the Employer. The Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Employer's to pay money in the future.

10.2 NONASSIGNABILITY.

No right or interest under the Plan of a Participant or his or her Beneficiary
(or any person claiming through or under any of them) shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of any such Participant or Beneficiary. If any Participant or Beneficiary shall attempt to or shall transfer, assign, alienate, anticipate, sell, pledge or otherwise encumber his or her benefits hereunder or any part thereof, or if by reason of his or her bankruptcy or other event happening at any time such benefits would devolve upon anyone else or would not be enjoyed by him or her, then



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


the Committee, in its discretion, may terminate his or her interest in any such benefit (including the Deferral Account) to the extent the Committee considers necessary or advisable to prevent or limit the effects of such occurrence.
Termination shall be effected by filing a written "termination declaration" with the Healthcare Realty Trust Non-Qualified Deferred Compensation Plan Committee of the Company and making reasonable efforts to deliver a copy to the Participant or Beneficiary whose interest is adversely affected (the "terminated participant").

As long as the terminated participant is alive, any benefits affected by the termination shall be retained by the Employer and, in the Committee's sole and absolute judgment, may be paid to or expended for the benefit of the terminated participant, his or her spouse, his or her children or any other person or persons in fact dependent upon him or her in such a manner as the Committee shall deem proper. Upon the death of the terminated participant, all benefits withheld from him or her and not paid to others in accordance with the preceding sentence shall be disposed of according to the provisions of the Plan that would apply if he or she died prior to the time that all benefits to which he or she was entitled were paid to him or her.

10.3 CAPTIONS.

The caption contained herein is for convenience only and shall not control or affect the meaning or construction hereof.

10.4 GOVERNING LAW.

The provisions of the Plan shall be constructed and interpreted according to the laws of the State of Tennessee.

10.5 SUCCESSORS.

The provisions of the Plan shall bind and inure to the benefit of the Company, its Selected Affiliates, and their respective successors and assigns. The term successors as used herein shall include any corporate or other business entity that shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Company or a Selected
Affiliate and successors of any such Company or other business entity.

10.6 RIGHT TO CONTINUED SERVICE.

Nothing contained herein shall be construed to confer upon any Eligible Employee the right to continue to serve as an Eligible Employee of the Employer or in any other capacity.

10.7 CLAIMS PROCEDURE.

If a benefit under this Plan is not paid to an Executive or Beneficiary and such person believes that he or she is entitled to receive it, a claim shall be made in writing to the Committee within sixty (60) days from the date payment was to be made. Such claim shall be reviewed by the Committee and the Corporation. If the claim is denied, in full or in part, the Committee shall provide written notice within ninety (90) days setting forth the specific reasons for denial.
The notice shall include specific reference to the provisions of this Plan upon which the denial is based and any additional material or information necessary to perfect the claim, if any. Such written notice shall also indicate the steps to be taken if a review of the denial is desired.




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


If the claim is denied and a review is desired, the claimant shall notify the Committee in writing within sixty (60) days. A claim shall be treated as denied if the Committee does not take action in the aforesaid ninety (90) day period.
In requesting review, the claimant may review this Plan or any documents relating to it and submit any written issues and comments he or she may feel appropriate in his or her sole discretion within sixty (60) days. This decision likewise shall state the specific provisions of this Plan on which the decision is based.

Executed this 9th day of February, 1999.


                                       Healthcare Realty Trust Incorporated



                                       By:    /S/
                                          -------------------------------------
                                       Title: Roger O. West
                                              Executive Vice President




                                       16


EXHIBIT A

RE: SECTION 8.1 - COMMITTEE

Date:_______________ , 19_____.

The following indicates the Committee Members for the Healthcare Realty Trust Non-Qualified Deferred Compensation Plan.

COMMITTEE MEMBERS

1. Roger O. West, Executive Vice President and General Counsel

2. Fredrick M. Langreck, Senior Vice President and Treasurer

3. Michael W. Crisler, Vice President Financial Planning

EXHIBIT B

RE: SECTION 4.1 - AMOUNT OF DEFERRAL

Date: ______________, 19___.

As of the date above, and effective until this Exhibit is Modified by the Committee, the table below indicates the types of compensation which are eligible for income deferral at the assigned percentages as noted:


--------------------------------------------------------------------------------------
        Type of Compensation          Minimum Percentage          Maximum Percentage
                                     That can be deferred        that can be deferred
--------------------------------------------------------------------------------------
             Base Salary                      5%                         15%
--------------------------------------------------------------------------------------
                Bonus                         5%                         25%
--------------------------------------------------------------------------------------

EXHIBIT C

RE: SECTION 2.18 - INVESTMENT RETURN RATE

Date: _____________________, 19___.

The following indicates the investment account equivalents available as of the date indicated that are used in determining the Investment Return Rate.


ACCOUNT NAME                                                      EFFECTIVE DATE
------------                                                      --------------
Fidelity Advisor-Equity Growth Fund                                   01/01/99

Fidelity Advisor-Growth Opportunities Fund                            01/01/99

Fidelity Cash Management Funds-Prime Fund                             01/01/99


EXHIBIT D

Re: SECTION 3.2 - ELIGIBILITY

The following employees are eligible to participate in the plan, pursuant to the regulations of ERISA and the guidelines as set forth by the committee.

             1. Michael Crisler                 08/04/64 (34)
             2. David Emery                     09/28/44 (54)
             3. Eric Fischer                    03/18/64 (34)
             4. Roland Hart                     01/04/43 (56)
             5. Keith Harville                  04/20/44 (54)
             6. Scott Holmes                    05/11/54 (44)
             7. Fredrick Langreck               01/16/59 (40)
             8. Bryan Starr                     01/09/34 (64)
             9. Carter Steele                   12/24/48 (50)
             10. James Tainter                  05/10/61 (37)
             11. Tim Wallace                    05/12/58 (40)
             12. Roger West                     12/19/44 (54)

                                 FIRST AMENDMENT

                                     TO THE

                    NON QUALIFIED DEFERRED COMPENSATION PLAN

The Healthcare Realty Trust Non-qualified Deferred Compensation plan (the "Plan"), as adopted effective January 1, 1999, is hereby amended in the following respects:

         1. Effective as of July 1, 1999, Section 2.5 of the Plan is amended to provide as follows:

                  2.5 BONUS.

                  "Bonus" means the cash portion of a Participant's earnings, other than base earnings, paid by an Employer to a Participant as incentive compensation without regard to any increases or decreases in such earnings as a result of (i) an election to defer such earnings under this Plan or (ii) an election between benefits or cash provided under a Plan of an Employer maintained pursuant to Section 125 or 401 (k) of the Code and as limited in Exhibit B attached hereto.

                  Executed this 15th day of June, 1999.



                                                 BY:    /S/
                                                    --------------------------
                                                 Title: Roger O. West
                                                        Executive Vice President

                                SECOND AMENDMENT

                                     TO THE

                    NON-QUALIFIED DEFERRED COMPENSATION PLAN

The Healthcare Realty Trust Non-qualified Deferred Compensation plan (the "Plan"), as adopted effective January 1, 1999, is hereby amended in the following respects:

          1.      Effective as of December 1, 1999, Exhibit B, which pertains to
                  Section 4.1 of the Plan is amended to provide as follows:

EXHIBIT B

Re: Section 4.1- Amount of Deferral

Date: December 1, 1999

As of the date above, and effective until this Exhibit is Modified by the Committee, the table below indicates the types of compensation which are eligible for income deferral at the assigned percentages as noted:

------------------------------------------------------------------------------
TYPE OF COMPENSATION          MINIMUM PERCENTAGE          MAXIMUM PERCENTAGE
                              THAT CAN BE DEFERRED        THAT CAN BE DEFERRED
------------------------------------------------------------------------------
Salary                              5 %                           25
------------------------------------------------------------------------------
Cash Bonus                          5 %                           50
------------------------------------------------------------------------------

         Executed this 12th day of November, 1999.

                                                By:   /S/
                                                   -----------------------------
                                                Title: Roger O. West
                                                       Executive Vice President

                                 THIRD AMENDMENT

                                     TO THE

                    NON-QUALIFIED DEFERRED COMPENSATION PLAN

The Healthcare Realty Trust Non-qualified Deferred Compensation plan (the "Plan"), as adopted effective January 1, 1999, is hereby amended in the following respects:

          1.      Effective as of January 1, 2000, Exhibit C, which pertains to
                  Section 2.19 of the Plan is amended to provide as follows:

EXHIBIT B

Re: SECTION 2.19 - INVESTMENT RETURN RATE

Date: January 1, 2000

The following indicates the investment account equivalents available as of the date indicated that are used in determining the Investment Return Rate.


ACCOUNT NAME                                                        EFFECTIVE DATE
------------                                                        --------------
Fidelity Advisor-Equity Growth Fund                                    01/01/99

Fidelity Advisor-Growth Opportunities Fund                             01/01/99

Fidelity Cash Management Funds-Prime Fund                              01/01/99

Fidelity Advisor-Overseas Fund                                         01/01/00

Federated Max-Cap Fund (C shares)                                      O1/O1/00



       Executed this 14th day of December, 1999.



                                            By:   /S/
                                               ----------------------------
                                               Michael W. Crisler
                                               Vice President Financial Planning

                       TRUST UNDER HEALTHCARE REALTY TRUST
                    NON-QUALIFIED DEFERRED COMPENSATION PLAN

This Agreement made this 28th day of January, by and between Healthcare Realty Trust (Company) and SunTrust Bank, Nashville, N.A. , (Trustee):

WHEREAS, Company has adopted the nonqualified deferred compensation Plan as listed in Appendix A;

WHEREAS, Company has incurred or expects to incur liability under the terms of such Plan with respect to the individuals participating in such Plan;

WHEREAS, Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan;

WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974;

WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist in the meeting of its liabilities under Plan;

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

                                    SECTION 1
                           Establishment of the Trust

(a) Company hereby deposits with Trustee amounts which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.
(b)      The Trust hereby established shall be irrevocable.
(c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part 1, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.
(d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein. (e) Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.
(f) Upon a Change of Control, Company shall, as soon as possible, but in no event longer than 45 days following the Change of Control, as defined herein, make an irrevocable contribution to the Trust in an amount that is sufficient to pay each Plan participant or beneficiary the benefits to which Plan participants or their beneficiaries would be entitled pursuant to the terms of the Plan as of the date on which the Change of Control occurred.

(g) Within 45 days following the end of the Plan year, ending after the Trust has become irrevocable pursuant to Section 1(b) hereof, Company shall be required to irrevocably deposit additional cash or other property to the Trust in an amount sufficient to pay each Plan participant or beneficiary the benefits payable pursuant to the terms of the Plan as of the close of the Plan year.

                                    SECTION 2
              Payments to Plan Participants and Their Beneficiaries

(a) Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provisions for the reporting and withholding of any federal taxes that may be required to be withhold with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.
(b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.
(c) Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.

                                    SECTION 3
           Trustee Responsibility Regarding Payments to Trust Beneficiary When Company Is Insolvent

(a) Trustee shall cease payment of benefits directly to Plan participants and their beneficiaries if the Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) An order for relief has been entered with the Company as the debtor in a proceeding under the United States Bankruptcy Code.
(b)      At all times during the continuance of this Trust, as provided in
         Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.


         (1) The Board of Directors and the Chief Executive Officer (or substitute the title of the highest-ranking officer of the Company) of Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination. Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.
         (2) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company's is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events relay on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.
         (3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing is this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan or otherwise.
         (4) Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).
(c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

                                    SECTION 4
                               Payments to Company

Except as provided in Section 3 hereof, after the Trust has become irrevocable, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payments of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan.

                                    SECTION 5
                              Investment Authority

In no event may Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by Company, other than a de minimis amount held in common investment vehicles in which Trustee invest. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Plan participants.

                                    SECTION 6
                              Disposition of Income

During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

                                    SECTION 7
                              Accounting by Trustee

Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing Between Company and Trustee. Within 30 days following the close of each calendar year and within 30 days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities, and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

                                    SECTION 8
                            Responsibility of Trustee

(a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.
(b) If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee's costs, expenses, and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.
(c) Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.
(d) Trustee may hire agents, accountants, actuaries, or other professionals to assist it in performing any of its duties or obligations hereunder.
(e) Trustee shall have, without exclusion, all powers conferred in Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.
(f) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

                                    SECTION 9
                      Compensation and Expenses of Trustee

Company shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

                                   SECTION 10
                       Resignation and Removal of Trustee

(a) Trustee may resign at any time by written notice to Company, which shall be effective 60 days after receipt of such notice unless Company and Trustee agree otherwise.
(b) Trustee may be removed by Company on 60 days written notice or upon shorter notice accepted by Trustee.
(c) Upon a Change of Control, as defined herein, Trustee may not be removed by Company for 2 years. (d) If Trustee resigns within 2 years after a Change of Control, as defined herein, Company shall apply to a court of competent jurisdiction for the appointment of a successor Trustee or for instructions.
(e) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 60 days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

                                   SECTION 11
                            Appointment of Successor

(a)      If Trustee resigns (or is removed) in accordance with Section 10 (a) or
         (b) hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted

IN WITNESS WHEREOF, this Trust Agreement has been duly executed under seal by the parties hereto, effective as of the day and year first above written.


ATTEST/WITNESS                        Healthcare Realty Trust Incorporated,
                                      Settlor


    /S/                               By:   /S/
--------------------------------         --------------------------------------
Print Name: Laurie W. Matthews        Print Name: Roger O. West
                                      Executive Vice President


[SEAL]


ATTEST/WITNESS                        SunTrust Bank, Nashville, N. A. Trustee


    /S/                               By:   /S/
--------------------------------          -------------------------------------
Print Name: Gayle J. Nichols          Print Name: Gayle R. Pearl
                                                  Vice President & Trust Officer

(SEAL)